SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of

Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 20, 2008, Michelle Guthrie resigned from the Board of Directors of VeriSign, Inc., a Delaware corporation (“VeriSign” or the “Company”). Ms. Guthrie resigned due to the demands on her time as a managing director of Providence Equity Partners. There were no disagreements between VeriSign and Ms. Guthrie that led to her resignation. A copy of Ms. Guthrie’s resignation letter is attached as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 25, 2008, Scott G. Kriens notified the Company in writing that he would not stand for reelection at the Annual Meeting of Stockholders of VeriSign that is scheduled for May 29, 2008, due to the demands on his time as Chairman and Chief Executive Officer of Juniper Networks. There were no disagreements between VeriSign and Mr. Kriens that led to his decision not to stand for reelection. A copy of Mr. Kriens’ letter is attached as Exhibit 99.02 to this Current Report on Form 8-K and is incorporated herein by reference.

(d) On February 20, 2008, Kathleen A. Cote was appointed to the Company’s Board of Directors. Ms. Cote will serve on the Audit Committee of the Board of Directors.

From May 2001 to June 2003, Ms. Cote served as Chief Executive Officer of Worldport Communications Company, a provider of Internet managed hosting services. From September 1998 to May 2001, she served as Founder and President of Seagrass Partners, a consulting firm specializing in providing business, operational and management support for startup and mid-sized companies. Prior thereto, she served as President and Chief Executive Officer of Computervision Corporation, a supplier of desktop and enterprise, client server and Web-based product development and data management software and services. Ms. Cote serves as a director of Asure Software Corporation and Western Digital Corporation. Ms. Cote holds an Honorary Doctorate from the University of Massachusetts, an M.B.A. from Babson College, and a B.A. degree from the University of Massachusetts, Amherst.

As a non-employee director of the VeriSign Board of Directors, Ms. Cote will receive an annual cash retainer of $40,000, an additional annual cash retainer of $20,000 as a member of the Audit Committee, and equity-based awards of approximately $100,000 paid in the form of restricted stock units and non-qualified stock options. The vesting schedule for the equity-based awards is as follows: 50% vest in three months and the balance of 50% vest in six months so that the entire equity-based award is fully vested in six months. The cash retainers payable in 2008 will be prorated to reflect her service for a portion of the year.

A copy of the press release announcing the appointment is attached hereto as Exhibit 99.03 and is incorporated by reference.

(e) Executive officers of VeriSign are eligible to receive an annual performance bonus payment for the fiscal year ended December 31, 2007 (“Fiscal 2007”) under the VeriSign Performance Plan (“VPP”) based on performance against goals established by the Compensation Committee of the Board of Directors (the “Committee”) for Fiscal 2007. At a meeting held on February 19, 2008, the Committee determined the amounts of annual performance bonuses to be paid under the VPP based on the Committee’s review with management of the performance of each eligible executive officer.

The Committee also approved annual performance bonus payments for Fiscal 2007 to three former executive officers of VeriSign, each of whom is designated as a “named executive officer” in our 2007 annual proxy statement: Dana L. Evan, Robert J. Korzeniewski and Mark D. McLaughlin. The Fiscal 2007 bonus amounts were determined by the Committee based on its review with management of the performance of each of these individuals.

The Committee also approved the annual base salaries to be paid to its current executive officers with respect to fiscal year 2008 (effective as of January 26, 2008).

The following table sets forth the Fiscal 2007 bonus and the annual base salary effective as of January 26, 2008 (if any) approved for our principal executive officer, principal financial officer and each person designated as a “named executive officer” in our 2007 annual proxy statement (other than Vernon L. Irvin who resigned from the Company in October 2006).

Named Executive Officer and Position	2007 Bonus ($)	2008 Annual Base Salary ($)
William A. Roper, Jr. President and Chief Executive Officer	405,000	800,000
Albert E. Clement Chief Financial Officer	134,000	375,000
John M. Donovan Executive Vice President, Worldwide Sales and Services	243,000	450,000
Stratton D. Sclavos Former Chairman, President and Chief Executive Officer	—	—
Dana L. Evan Former Executive Vice President, Finance and Administration and Chief Financial Officer	117,936	—
Robert J. Korzeniewski Former Executive Vice President, Corporate Development	121,500	—
Mark D. McLaughlin Former Executive Vice President, Products and Marketing	145,800	—

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(b) On February 20, 2008, the Board of the Directors approved amendments to VeriSign’s amended and restated Bylaws to change the vote standard for the election of directors from a plurality of votes cast to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast. In addition, if a nominee who already serves as a director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision. If the failure of a nominee to be elected at the annual meeting results in a vacancy on the Board, that vacancy can be filled by action of the Board.

The full text of the Bylaws as amended and restated is attached hereto as Exhibit 3.01 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 3.01	Amended and Restated Bylaws of VeriSign, Inc.

Exhibit 99.01	Letter of Resignation from Michelle Guthrie, dated February 20, 2008.

Exhibit 99.02	Letter from Scott G. Kriens, dated February 25, 2008.

Exhibit 99.03	Press release of VeriSign, Inc. dated February 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: February 25, 2008	By:	/s/ Richard H. Goshorn
Richard H. Goshorn
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

Exhibit 3.01	Amended and Restated Bylaws of VeriSign, Inc.

Exhibit 99.01	Letter of Resignation from Michelle Guthrie, dated February 20, 2008.

Exhibit 99.02	Letter from Scott G. Kriens, dated February 25, 2008.

Exhibit 99.03	Press release of VeriSign, Inc. dated February 25, 2008.